                                                                    EXHIBIT 99.1


[Central Parking Corporation LOGO]

                                                                NEWS

             2401 21st Avenue South, Suite 200, Nashville, TN 37212
                       (615) 297-4255 Fax: (615) 297-6240


Investor Contact:  Mark Shapiro                  Media Contact: Richard Jonardi
                   Senior Vice President and                    Communications Manager
                   Chief Financial Officer                      (615) 297-4255
                   (615) 297-4255                               rjonardi@parking.com
                   mshapiro@parking.com

               CENTRAL PARKING CORPORATION REPORTS IMPROVED FISCAL
                              FIRST QUARTER RESULTS

NASHVILLE, TN. (JAN. 28, 2004) Central Parking Corporation (NYSE: CPC) today announced that earnings from continuing operations for the first quarter ended December 31, 2003 increased to $9.6 million, or $0.27 per diluted share from $5.2 million, or $0.14 per diluted share in the first fiscal quarter of the previous year. Net earnings for the first quarter of fiscal 2004 were $8.4 million, or $0.23 per diluted share compared with net earnings of $6.9 million, or $0.19 per diluted share for the quarter ended December 31, 2002. Total revenues, excluding reimbursed management costs, for the first quarter of 2004 increased 2.9% to $184.9 million from $180.0 million in the year-earlier period.

         "We were pleased with our results for the first quarter as we continued to see positive trends in comparable sales, lower expenses and reduced debt," said Monroe J. Carell, Jr., Chairman and Chief Executive Officer. "Revenues for the first quarter increased over the prior year period primarily due to an increase in comparable sales in the New York market.

         "Progress was made in our efforts to reduce the size of Central Parking's cost structure," Mr. Carell continued. "We recognize that to be successful, we must continue to leverage our fixed costs and the first quarter results reflect better expense trends. When measured as a percent of revenues - cost of parking, cost of management agreements and general and administrative expenses - all improved on a year over year basis."

         The Company reduced its long-term debt by more than $38 million in the quarter. The debt reduction was a result of successful property sales, the conversion of the Connex rail contract in the United Kingdom from a lease contract to a management agreement, increased cash flow from operations and reduced capital expenditures. The Company intends to focus on continued reductions in its debt balances throughout the remainder of 2004.

         "The first quarter results represent a strong start for fiscal 2004. Office occupancy rates in many central business districts have begun to firm as the economy is showing signs of improvement. Although there are still many unknowns that could affect our results, we believe our success to date in the various strategies to improve profitability should produce stronger than


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Central Parking Corporation Reports Improved Fiscal First Quarter Results
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Jan. 28, 2004


expected earnings in fiscal 2004. As a result, we are increasing our earnings guidance for fiscal 2004. Based on our current outlook, we expect earnings from continuing operations, excluding property-related gains or losses, to be in the range of $0.55 to $0.65 per share, compared with our prior guidance of $0.45 to $0.55 per share," Carell concluded.

         A conference call regarding this release is scheduled for Thursday, January 29, 2004, beginning at 10:00 a.m. (ET). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.parking.com or www.fulldisclosure.com

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. The Company operates approximately 3,700 parking facilities containing more than 1.6 million spaces at locations in 38 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain and Greece.

         This press release contains historical and forward-looking information. The words "believe," "anticipate," "project," "plan," "expect," "estimate," "objective," "outlook," "assumptions," "guidance," "forecast," "goal," "intend," "will likely result," or "will continue" and similar expressions identify forward looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, continued reduction in operating costs and the Company's indebtedness, as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; temporary changes in demand due to weather patterns; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; and the impact of litigation, including but not limited to, the securities class action lawsuits pending against the Company; and increased regulation or taxation of parking operations.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our


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Central Parking Corporation Reports Improved Fiscal First Quarter Results
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Jan. 28, 2004



fiscal year ended September 30, 2003 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.


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Central Parking Corporation Reports Improved Fiscal First Quarter Results
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Jan. 28, 2004



                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)


Amounts in thousands, except per share data

                                                                                THREE MONTHS ENDED DECEMBER 31,
                                                                                     2003              2002
                                                                                   ---------        ---------
Revenues:
  Parking                                                                          $ 151,837        $ 149,358
  Management contracts                                                                33,070           30,423
                                                                                   ---------        ---------
                                                                                     184,907          179,781
  Reimbursement of management contract expenses                                      112,723          101,981
                                                                                   ---------        ---------
    Total revenues                                                                   297,630          281,762

Costs and expenses:
  Cost of parking                                                                    133,178          132,990
  Cost of management contracts                                                        14,375           14,610
  General and administrative                                                          18,830           20,657
  Non-compete amortization                                                                11               93
                                                                                   ---------        ---------
                                                                                     166,394          168,350
  Reimbursed management contract expenses                                            112,723          101,981
                                                                                   ---------        ---------
    Total costs and expenses                                                         279,117          270,331
Property-related gains, net                                                            1,243              122
                                                                                   ---------        ---------
    Operating earnings                                                                19,756           11,553

Other income (expenses):
  Interest income                                                                      1,248            1,200
  Interest expense                                                                    (4,269)          (2,954)
  Interest expense -subordinated convertible debentures                               (1,045)          (1,045)
  Equity in partnership and joint venture earnings                                       547              669
                                                                                   ---------        ---------
Earnings from continuing operations before minority interest and income taxes         16,237            9,423
Minority interest, net of tax                                                         (1,013)          (1,286)
                                                                                   ---------        ---------

Earnings from continuing operations before income taxes                               15,224            8,137
Income tax expense                                                                    (5,605)          (2,962)
                                                                                   ---------        ---------
  Earnings from continuing operations                                                  9,619            5,175
                                                                                   ---------        ---------
  Discontinued operations, net of tax                                                 (1,224)           1,691
                                                                                   ---------        ---------

  Net earnings                                                                     $   8,395        $   6,866
                                                                                   =========        =========

Basic earnings per share:
  Earnings from continuing operations                                              $    0.27        $    0.14
  Discontinued operations, net of tax                                                  (0.03)            0.05
                                                                                   ---------        ---------
  Net earnings                                                                     $    0.23*       $    0.19
                                                                                   =========        =========
Diluted earnings per share:
  Earnings from continuing operations                                              $    0.27        $    0.14
  Discontinued operations, net of tax                                                  (0.03)            0.05
                                                                                   ---------        ---------
  Net earnings                                                                     $    0.23*       $    0.19
                                                                                   =========        =========

  Weighted average shares used for basic per share data                               36,159           35,969
  Effect of dilutive common stock options                                                 46              314
                                                                                   ---------        ---------
Weighted average shares used for dilutive per share data                              36,205           36,283
                                                                                   =========        =========

* Figures are not additive due to rounding.


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Central Parking Corporation Reports Improved Fiscal First Quarter Results
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Jan. 28, 2004


                      CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS
                                       (UNAUDITED)


 Amounts in thousands

                                                                       DECEMBER 31,    SEPTEMBER 30,
                                                                          2003             2003
                                                                        ---------       ---------
ASSETS
Current assets:
  Cash and cash equivalents                                             $  38,171       $  31,572
  Management accounts receivable                                           35,808          34,174
  Accounts receivable - other                                              10,661          15,440
  Current portion of notes receivable                                       5,199           8,220
  Prepaid expenses                                                         17,524          11,424
  Assets held for sale                                                     33,062          39,417
  Refundable income taxes                                                   1,696           5,483
                                                                        ---------       ---------
    Total current assets                                                  142,121         145,730

Notes receivable, less current portion                                     41,227          40,879
Property, equipment and leasehold improvements, net                       386,707         414,265
Contract and lease rights, net                                             95,144         102,315
Goodwill, net                                                             230,312         230,312
Investment in and advances to partnerships and joint ventures              13,495          13,649
Other assets                                                               46,012          42,297
                                                                        ---------       ---------
    Total Assets                                                        $ 955,018       $ 989,447
                                                                        =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations       $   3,215       $   3,623
  Accounts payable                                                         81,128          80,128
  Accrued expenses                                                         42,765          43,661
  Management accounts payable                                              21,092          22,392
                                                                        ---------       ---------
    Total current liabilities                                             148,200         149,804

Long-term debt and capital lease obligations, less current portion        228,792         266,961
Subordinated convertible debentures                                        78,085          78,085
Deferred rent                                                              26,822          27,569
Deferred income taxes                                                       3,431           3,010
Other liabilities                                                          15,689          16,303
                                                                        ---------       ---------
    Total liabilities                                                     501,019         541,732
                                                                        ---------       ---------


Minority interest                                                          29,231          31,189

Shareholders' equity:
  Common stock                                                                362             362
  Additional paid-in capital                                              246,979         246,559
  Accumulated other comprehensive income, net                                  48              78
  Retained earnings                                                       178,084         170,232
  Other                                                                      (705)           (705)
                                                                        ---------       ---------
    Total shareholders' equity                                            424,768         416,526
                                                                        ---------       ---------
  Total Liabilities and Shareholders' Equity                            $ 955,018       $ 989,447
                                                                        =========       =========


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Central Parking Corporation Reports Improved Fiscal First Quarter Results
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Jan. 28, 2004


                  Central Parking Corporation and Subsidiaries
                      Consolidated Statement of Cash Flows
                                   (Unaudited)

 Amounts in thousands

                                                                                      THREE MONTHS ENDED DECEMBER 31,
                                                                                            2003           2002
                                                                                          --------       --------
Cash flows from operating activities:
      Net earnings                                                                        $  8,395       $  6,866
      Loss (earnings) from discontinued operations                                           1,224         (1,691)
                                                                                          --------       --------
      Earnings from continuing operations                                                    9,619          5,175
      Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities - continuing operations:
      Depreciation and amortization                                                          8,841          8,123
      Equity in partnership and joint venture earnings                                        (547)          (675)
      Distributions from partnerships and joint ventures                                       338            274
      Property-related losses (gains), net                                                     186         (2,324)
      Deferred income taxes                                                                      9         (1,476)
      Minority interest, net of tax                                                          1,013          1,286
      Changes in operating assets and liabilities:
        Management accounts receivable                                                      (1,634)        (5,989)
        Accounts receivable - other                                                          4,779          2,219
        Prepaid expenses                                                                    (6,100)        (5,920)
        Other assets                                                                        (5,877)         2,531
        Accounts payable, accrued expenses and other liabilities                            (4,569)        (1,892)
        Management accounts payable                                                         (1,300)        (1,428)
        Deferred rent                                                                         (747)           177
        Refundable income taxes                                                              3,787             --
        Income taxes payable                                                                    --          1,910
                                                                                          --------       --------
          Net cash provided by operating activities - continuing operations                  7,798          1,991
          Net cash (used) provided by operating activities - discontinued operations        (1,224)         1,691
                                                                                          --------       --------
          Net cash provided by operating activities                                          6,574          3,682
                                                                                          --------       --------
Cash flows from investing activities:
      Proceeds from disposition of property and equipment                                   43,695          9,217
      Purchase of property, equipment and leasehold improvements                            (4,334)       (23,118)
      Purchase of contract and lease rights                                                     --         (7,414)
      Other investing activities                                                             2,926          8,922
                                                                                          --------       --------
          Net cash provided (used) by investing activities                                  42,287        (12,393)
                                                                                          --------       --------
Cash flows from financing activities:
      Dividends paid                                                                          (543)          (538)
      Net (repayments) borrowings under revolving credit agreement                         (28,563)         7,000
      Proceeds from issuance of notes payable, net of issuance costs                         2,025          9,970
      Principal repayments on long-term debt and capital lease obligations                 (12,039)       (13,214)
      Payment to minority interest partners                                                 (2,842)        (3,080)
      Proceeds from issuance of common stock and exercise of stock options                     420            254
                                                                                          --------       --------
      Net cash (used) provided by financing activities                                     (41,542)           392
                                                                                          --------       --------
Foreign currency translation                                                                  (720)          (214)
                                                                                          --------       --------
Net increase (decrease) in cash and cash equivalents                                         6,599         (8,533)
Cash and cash equivalents at beginning of period                                            31,572         33,498
                                                                                          --------       --------

Cash and cash equivalents at end of period                                                $ 38,171       $ 24,965
                                                                                          ========       ========


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Central Parking Corporation Reports Improved Fiscal First Quarter Results
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Jan. 28, 2004


In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/ amortization, minority interest, and cumulative effect in accounting changes. The Securities and Exchange Commission ("SEC") adopted rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the following reconciliation to net earnings which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company's definition of EBITDA m





                                                              Three Months Ended December 31,
                                                               2003                     2002
                                                                        (In thousands)
Net earnings                                                  $  8,395               $ 6,866

Interest expense                                                 5,314                 3,999

Income tax expense                                               4,843                 4,088

Depreciation/amortization                                        8,387                 7,837

Minority interest, net of tax                                    1,013                 1,286
                                                              --------               -------
EBITDA                                                        $ 27,952               $24,076
                                                              ========               =======



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